Sub-Item 77Q1(e)

Form of Amended Schedule A to the Investment Advisory Agreement (amended as of September 8, 2016). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on September 15, 2016 (Accession Number 000113125-16-710919).

Form of Investment Management Agreement between Diversified Real Return Fund CS Ltd. and JPMIM. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on July 29, 2016 (Accession Number 0001193125-16-662533).